Exhibit 99.1

Microbot Medical® Shares Results from Its Pivotal Clinical Trial, Achieving 100% Robotic Navigation Success for the LIBERTY® Endovascular Robotic System

Successful robotic navigation was achieved in every case and met the primary endpoint of the study

LIBERTY® showed a 92% reduction in radiation exposure with no adverse events reported

HINGHAM, Mass., April 9, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, presented for the first time the data from its ACCESS-PVI pivotal trial at the Society of Interventional Radiology (SIR) annual meeting. The study was performed at three leading medical centers in the U.S.; Memorial Sloan Kettering Cancer Center (New York, NY), Baptist Hospital of Miami (Miami, FL) and Brigham and Women’s Hospital (Boston, MA). The late-breaking podium presentation was given by Francois Cornelis, M.D., PhD, Director of the Neuro Vascular Interventional Radiology Program at Memorial Sloan Kettering Cancer Center.

The data presented concluded that robotic endovascular procedures using LIBERTY® are feasible and significantly minimize radiation exposure.

Significant Highlights of the ACCESS-PVI Study:

●	Successful robotic navigation was achieved in every case (N=20), yielding a success rate of 100%, meeting the primary endpoint of the study.

●	No Adverse Device Events (ADE=0%) were reported through the duration of follow-up.

●	Mean difference in radiation exposure between operator and control was (-)29.8 µS, resulting in a mean 92% relative reduction in radiation exposure.

●	Median robotic navigation time to target was 3 minutes.

●	Participating physicians reported LIBERTY® performed as planned with a 100% satisfaction rate.

“The ACCESS-PVI data and the performance of the system throughout the study reflect the hard work that the team has put into LIBERTY® over the past few years,” commented Harel Gadot, Chairman, CEO and President. “We are extremely pleased with the results in all aspects. As we shift focus to building our commercial capabilities and preparing for launch, we are confident that LIBERTY® will be well received in the market.”

“We are very satisfied with the clinical data, as well as with the investigators’ feedback in terms of the short learning curve and intuitive operation of the device,” commented Dr. Juan Diaz-Cartelle, the Company’s Chief Medical Officer. “We are looking forward to working with interventional physicians and staff upon FDA’s clearance.”

LIBERTY® is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical®

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and the recent announcement of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact: IR@microbotmedical.com